Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

SSF HOLDINGS, INC.,

a direct wholly owned subsidiary of

The J. M. Smucker Company

to Exchange Each Outstanding Share of Class A Common Stock of

HOSTESS BRANDS, INC.

for

$30.00 in cash and 0.03002 common shares of The J. M. Smucker Company

(upon the terms and subject to the conditions described in the prospectus/offer to exchange and the letter of transmittal)

The Depositary and Exchange Agent for the offer is:

By First Class, Registered, or Certified Mail:	By Express or Overnight Delivery:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

*Via Email (for eligible institutions only): CANOTICEOFGUARANTEE@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, AT THE END OF NOVEMBER 6, 2023, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer (as defined below) if the certificates for shares of common stock, par value $0.0001 per share, of Hostess Brands, Inc., a Delaware corporation (“Hostess Brands”), and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Computershare Inc. and Computershare Trust Company, N.A., the depositary and exchange agent for the offer (the “exchange agent”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the offer. Such form may be delivered by facsimile transmission or mail to the exchange agent. See “The Offer–Procedure For Tendering Shares–Guaranteed Delivery Procedures.”

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to SSF Holdings, Inc., a Delaware corporation, and a direct wholly owned subsidiary of The J. M. Smucker Company, an Ohio corporation (“Smucker”), upon the terms and subject to the conditions set forth in the prospectus/offer to exchange dated October 10, 2023 (as it may be amended or supplemented from time to time) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and which together with the prospectus/offer to exchange, constitute the “offer”), receipt of which, is hereby acknowledged, shares of common stock, par value $0.0001 per share, of Hostess Brands, a Delaware corporation, for $30.00 in cash and 0.03002 Smucker common shares, no par value, together with cash in lieu of any fractional Smucker common shares, in each case without interest and less any applicable withholding taxes.

Number of Shares and Certificate Numbers (if available)	SIGN HERE
Signature(s)

(Name(s)) (Please Print)

(Addresses)
If delivery will be by book-entry transfer: Name of Tendering Institution
(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) and the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the shares of Hostess Brands common stock tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of shares complies with Rule 14e-4 and (iii) the delivery to the exchange agent of the certificates for all such tendered shares of Hostess Brands common stock (or a confirmation of a book-entry transfer of such shares into the exchange agent’s account by book-entry transfer through The Depository Trust Company (as defined in the prospectus/offer to exchange) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an agent’s message (as defined in the prospectus/offer to exchange) in the case of a book-entry delivery) and any other required documents, all within two Nasdaq Capital Market trading days of the date hereof.

(Name of Firm) (Address) (Zip Code) (Authorized Signature) (Name) (Please Print) (Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.